Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-1 of our report dated March 31, 2025, relating to the financial statements of FIGX Capital Acquisition Corp, as of March 7, 2025 and for the period from February 20, 2025 (inception) through March 7, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 23, 2025